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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Isis Pharmaceuticals, Inc. for the registration of 4,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2000, with respect to the financial statements of Isis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP
                                        ---------------------------
                                        ERNST & YOUNG LLP

San Diego, California
August 24, 2000